EXHIBIT 99.2

Page 1

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Income Statement

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($ millions)                              2002       2001
Revenues                                14,955     14,918
Revenue Net Fuel                         9,693      9,828
EBIT                                     3,679      3,503
Net Income                               1,440      1,428
Avg. Shares (millions)                     325        322
EPS ($)                                   4.44       4.43
One-Time Adjustments                      0.39       0.06
EPS from Operations ($)                   4.83       4.49

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Page 2

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Cash Flow

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($ millions)                                           2002       2001

Cash from Operations                                  3,614      3,615

Capital Expenditures                                (2,150)    (2,088)
Acquisitions                                          (445)       (30)
Proceeds - Nuclear Decomm. Trust                      1,612      1,624
Investment - Nuclear Decomm. Trust                  (1,824)    (1,863)
Other                                                   269       (35)
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Cash Used in Investing                              (2,538)    (2,392)
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Issuance of Long-Term Debt                            1,223      2,270
Retirement of Long-Term Debt                        (2,134)    (1,860)
Change in Short-Term Debt                               321    (1,013)
Common Dividends Paid                                 (563)      (583)
Other                                                    61       (78)
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Cash Used in Financing                              (1,092)    (1,264)
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Change in Cash and Cash Equiv.                         (16)       (41)
Cash and Cash Equiv. - Beginning                        485        526
Cash and Cash Equiv. - Ending                           469        485

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Page 3

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Balance Sheet

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($ millions)                                            2002             2001

Total Long-Term Debt                                  13,127           12,879
Notes Payable                                            681              360
Notes Payable - Related Party                            534                -
Long-Term Debt Due within 1 Year                       1,402            1,406
Total Debt                                            15,744           14,645
Transition Bonds Included in Total Debt                6,296            6,962
Preferred Securities of Subs.                            595              613
Total Shareholders' Equity                             7,742            8,102
Total Capital                                         24,081           23,360
ROE                                                    18.2%            18.6%
Total Debt/Total Capital                                 65%              63%
Total Debt/Total Cap. ex Trans. Bonds                    53%              47%

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Page 4

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Overview of Generation Assets and Investments

Our generation assets and investments at 1/1/03 consist of the following:

Type of Capacity                                            Capacity (MW)
Owned Generation Assets (1)
   Nuclear ...................................................... 14,547
   Fossil .......................................................  8,210
   Hydro ........................................................  1,584
                                                                  ------
                                                                  24,341

Long-Term Contracts ............................................. 13,900
AmerGen (2) .....................................................  1,241
Sithe (2) .......................................................    659
                                                                  ------

Available Resources ............................................. 40,141
Under Construction or in Advanced Development (1) ...............  2,536
                                                                  ------
             Total Resources .................................... 42,677
                                                                  ------

(1)Based on Generation's ownership, includes Exelon New England plants.
(2)Based on Generation's ownership.


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Page 5

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The Exelon Way

Exelon will continue to find ways to "Live Up To Our Commitments" while "Performing at World-Class Levels"

o    Process Improvement
o    Capital and Operating Efficiencies
o    Revenue Enhancements
o    Cost Control

that will position us to "Invest In Our Consolidating Industry."


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Page 6

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The Exelon Way

Definition -> As Is Analysis -> To Be Design -> Implement -> Track Results

An Exelon approach to create value and improve competitive position:
o Pursue change at all levels across Exelon
o Changes will be deeper and longer term than recent successes in Cost Management Initiative
o Will involve participation for all levels

Goal: $300 to $600 million annually in cash beginning 2004